UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2008

EPL Intermediate, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	333-115644	13-4092105
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3535 Harbor Boulevard Suite 100 Costa Mesa, CA	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 599-5000

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) EPL Intermediate, Inc. reported on a Current Report on Form 8-K filed on January 2, 2008, that Jay Bloom, Alberto Robaina and John Roth had been elected directors and that it was expected that each would be named to the committees of the Board of Directors. On February 6, 2008, the Board of Directors appointed John Roth to the Compensation Committee. Messrs. Bloom and Robaina do not serve on any board committees.

(e) On February 6, 2008, the Compensation Committees and Boards of Directors of EPL Intermediate, Inc. and El Pollo Loco, Inc. (together, the "Company") approved an adjustment in calculation of incentive bonuses for management level employees, including executive officers. For all employees, including executive officers, who participate in an incentive bonus plan which is based on the Company's achievement of targeted EBITDA, the actual EBITDA amount for fiscal years 2007 and 2008 will include expenses related to the Company's litigation involving El Pollo Loco S.A. de C.V. and Arch Insurance Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPL Intermediate, Inc. (Registrant)

Date: February 11, 2008	By:	/s/ Jerry Lovejoy
Senior Vice President